As filed with the Securities and Exchange Commission on October 26, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	27-0005456
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1515 Arapahoe Street, Tower 1
Suite 1600
Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

MarkWest Energy Partners, L.P.

2008 Long-Term Incentive Plan

(Full title of the plan)

Copy to:
C. Corwin Bromley, Esq.	George A. Hagerty, Esq.
General Counsel and Secretary	Hogan Lovells US LLP
MarkWest Energy GP, L.L.C.	One Tabor Center, Suite 1500
1515 Arapahoe Street, Tower 1, Suite 1600	1200 Seventeenth Street
Denver, Colorado 80202-2102	Denver, Colorado 80202
(303) 925-9200	(303) 899-7300
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-Accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Units	1,200,000	$54.24	$65,088,000	$8,878.00

(1)          Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers, in addition to the number of Common Units shown above, an indeterminate number of Common Units that, by reason of certain events specified in the plan (e.g., anti-dilution adjustments), may become subject to the plan.

(2)          Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Units on October 25, 2012, as quoted on the New York Stock Exchange.

EXPLANATORY NOTE

This registration statement on Form S-8 is filed by MarkWest Energy Partners, L.P., a Delaware limited partnership (the “Registrant”), pursuant to General Instruction E to Form S-8 for the purpose of registering 1,200,000 additional common units for issuance under the MarkWest Energy Partners, L.P. 2008 Long-Term Incentive Plan, as amended (the “Plan”).  Accordingly, the contents of the Registrant’s registration statement on Form S-8, File No. 333-151164, filed with the Securities and Exchange Commission (the “Commission”) on May 23, 2008, are hereby incorporated by reference pursuant to General Instruction E to Form S-8.  The Plan is further described in the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 20, 2012, and the increase in the number of Common Units available for issuance under the Plan was approved by common unitholders at the Registrant’s 2012 Annual Meeting of common unitholders on June 1, 2012.  After giving effect to this filing, an aggregate of 3,700,000 common units have been registered for issuance pursuant to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.           Exhibits.

Exhibit No.	Description of Exhibit

5.1	Opinion of Hogan Lovells US LLP

23.1	Consent of Hogan Lovells US LLP (contained in its opinion filed herewith as Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (included on the signature page to this Registration Statement)

99.1

MarkWest Energy Partners, L.P. 2008 Long-Term Incentive Plan, as amended (incorporated herein by reference to Appendices A and B to the Definitive Proxy Statement of MarkWest Energy Partners, L.P. on Schedule 14A filed with the Commission on April 20, 2012, File No. 001-31239)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on October 26, 2012.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

By:	MARK WEST ENERGY GP, L.L.C.

By:	/S/ FRANK M. SEMPLE
	Name:	FRANK M. SEMPLE
	Title:	CHAIRMAN, PRESIDENT AND CHIEF
EXECUTIVE OFFICER

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Frank M. Semple and Nancy K. Buese with full power to act alone, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/S/ FRANK M. SEMPLE	CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT (PRINCIPAL EXECUTIVE OFFICER)	October 26, 2012
FRANK M. SEMPLE

/S/ NANCY K. BUESE	SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER (PRINCIPAL FINANCIAL OFFICER)	October 26, 2012
NANCY K. BUESE

/S/ PAULA L. ROSSON	VICE PRESIDENT AND CHIEF ACCOUNTING OFFICER (PRINCIPAL ACCOUNTING OFFICER)	October 26, 2012
PAULA L. ROSSON

/S/ DONALD D. WOLF	LEAD DIRECTOR	October 26, 2012
DONALD D. WOLF

/S/ KEITH E. BAILEY	DIRECTOR	October 26, 2012
KEITH E. BAILEY

/S/ MICHAEL L. BEATTY	DIRECTOR	October 26, 2012
MICHAEL L. BEATTY

/S/ CHARLES K. DEMPSTER	DIRECTOR	October 26, 2012
CHARLES K. DEMPSTER

/S/ ANNE E. FOX MOUNSEY	DIRECTOR	October 26, 2012
ANNE E. FOX MOUNSEY

/S/ DONALD C. HEPPERMANN	DIRECTOR	October 26, 2012
DONALD C. HEPPERMANN

/S/ RANDALL J. LARSON	DIRECTOR	October 26, 2012
RANDALL J. LARSON

/S/ WILLIAM P. NICOLETTI	DIRECTOR	October 26, 2012
WILLIAM P. NICOLETTI

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

5.1	Opinion of Hogan Lovells US LLP

23.1	Consent of Hogan Lovells US LLP (contained in its opinion filed herewith as Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (included on the signature page to this Registration Statement)

99.1

MarkWest Energy Partners, L.P. 2008 Long-Term Incentive Plan, as amended (incorporated herein by reference to Appendices A and B to the Definitive Proxy Statement of MarkWest Energy Partners, L.P. on Schedule 14A filed with the Commission on April 20, 2012, File No. 001-31239)